Exhibit 2

                           GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT is dated as of April 6, 2005.

BY:

      CRYOPAK INDUSTRIES INC.

      (the "Company")

IN FAVOUR OF:

      ESARBEE INVESTMENTS LIMITED, AS COLLATERAL AGENT FOR THE DEBENTUREHOLDERS (as defined below)

      (the "Secured Party")

                                   ARTICLE 1
                                SECURITY INTEREST

1.01 Security Interest. As general and continuing security for the payment and performance of the Obligations (as defined in Section 2.01), the Company hereby:

      (1) mortgages and charges by way of floating charge in favour of the Secured Party all of its present and after-acquired undertaking and all of its present and after-acquired legal or beneficial interest or estate in real or immovable property or any other property other than personal property; and

      (2) grants to the Secured Party a security interest in all of the Company's present and after-acquired personal property including, without limitation:

      (i) all goods whether or not such goods are now or may in the future become fixtures;

      (ii) all other personal property now owned or which may in the future be acquired by or on behalf of the Company or in respect of which the Company now or may in the future have any right, title or interest and including, without limitation, all accounts, chattel paper, documents of title (whether negotiable or not), instruments, intangibles, money, securities, contracts, licenses and other documents or records in any form evidencing or relating to any of the foregoing property;

      (iii) all renewal or, accretions to and substitutions for any of the property described in subclauses (1) and (2) above; and

      (iv) all proceeds (including proceeds of proceeds) of any of the property described in subclauses (1) and (2) above;

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      (all property, assets, effects and undertaking of the Company referred to in subsections (1) and (2) of this Section 1.01 are herein collectively referred to as the "Collateral" and the assignments, mortgages, pledges, charges and security interests created by subsections (1) and (2) of this
      Section 1.01 are herein collectively referred to as the "Security Interest").

1.02  Exceptions. Notwithstanding any other provision of this Security
      Agreement:

      (1) the last day of any term created by any lease or agreement to lease which forms part of the Collateral is hereby excepted out of the Security Interest, but the Company will stand possessed of the reversion thereby remaining upon trust for the Secured Party to assign and dispose thereof as the Secured Party directs; and

      (2) the attachment of the Security Interest to any lease or agreement to lease which forms part of the Collateral will not become effective until, but will become effective immediately when, all consents necessary for the validity and effectiveness of the Security Interest in relation thereto have been obtained.

1.03 Crystallization of Floating Charge. The floating charge created by subsection 1.01(1) of Section 1.01 will become a fixed charge on the property, assets, effects and undertaking of the Company charged thereby upon the earlier of:

      (1)   the Obligations becoming due and payable in accordance with Section
            6.01 of this Security Agreement, if instructed to do so by Holders' Action, and the Secured Party giving written notice to the Company that such floating charge has become a fixed charge on the property, assets, effects and undertaking of the Company charged thereby; and

      (2) the occurrence of any other event which, by operation of law, would result in such floating charge becoming a fixed charge on the property, assets, effects and undertaking of the Company charged thereby.

1.04 Subordination. This Security Agreement and the Security Interest are and will be subordinate in right of payment to the prior payment in full of:

      (1) the obligations of the Company for principal, interest and costs payable for money borrowed from HSBC Bank Canada which are owing, in respect of which the Company has given security pursuant to a security agreement registered at the Personal Property Registry of British Columbia under base registration numbers 677095A and 723300B over all present and after-acquired property of the Company; and

      (2) the obligations of the Company to any other secured creditor who has, prior to the date hereof, registered a financing statement in respect of security granted by the Company to such secured creditor, including the Prior Encumbrances set out in Schedule "B" to the Subscription Agreements made between the Company and each Debentureholder dated as of April 6, 2005 (together, the "Senior Debt").


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

      The Senior Debt and all security collateral thereto will have priority over this Security Agreement to the full extent of the principal amount of, or advances made under, such Senior Debt, together with interest and all costs and charges as provided therein, irrespective of the dates of execution, registration, advance or securing of money under the Senior Debt.

1.05 Action by Secured Party. If required by a holder of Senior Debt (in this Section (1), the "Prior Encumbrancer"), and, if instructed to do so by Holders' Action, the Secured Party will, without charge (except for reasonable costs incurred by the Secured Party, including any fees and disbursements of any counsel retained by the Secured Party, in connection with such action which shall be borne by the Company) and at any time and from time to time, forthwith execute and deliver to the Prior Encumbrancer such agreement and do such acts and things as the Prior Encumbrancer may reasonably require to give effect to the subordination provisions of
      Section 1.04.

                                   ARTICLE 2
                               OBLIGATIONS SECURED

2.01 Obligations Secured. This Security Agreement and Security Interest will be general and continuing security for the payment of all present and future indebtedness, liabilities and obligations of the Company to the Debentureholders and the Secured Party and each of them together with interest and all costs and charges as provided therein and herein (collectively, the "Obligations") arising in respect of the advances of the Debentureholders to the Company pursuant to Secured Subordinate Convertible Debentures dated as of April 6, 2005, together evidencing an aggregate original principal amount not exceeding $1,795,000, each of which ranks pari passu without any preference or priority over one another or the debentures of any other series Debentures (the "Debentures") and under this Security Agreement.

                                   ARTICLE 3
                                   ATTACHMENT

3.01 Attachment. Except as expressly provided in Section 1.02(2), the Company acknowledges that the Security Interest attaches upon the execution of this Security Agreement (or in the case of any after-acquired property, upon the date of acquisition by the Company of any rights therein), that value has been given by the Secured Party, and that the Company has, or in the case of after-acquired property will have, rights in the Collateral.

                                   ARTICLE 4
                             DEALING WITH COLLATERAL

4.01 Dealing with Collateral. Provided that the Company is not in default under this Security Agreement, at any time, without the consent of the Secured
      Party:

      (1) the Company may sell, lease, or otherwise deal with items of inventory in the ordinary course of its business and for the purposes of carrying on its business


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

            but, upon default, without any notice from the Secured Party to the Company being required, all proceeds of any such disposition will be subject to the Security Interest and all money received by the Company in respect of inventory will thereafter be received as trustee for the Secured Party, will be held separate and apart from other money and property of the Company and, subject to the rights of the holder of the Senior Debt, will be paid over to the Secured Party; and

      (2) the Company may sell, lease or otherwise dispose of items of equipment which have become obsolete or otherwise unfit for the business purposes of the Company.

                                   ARTICLE 5
                                     DEFAULT

5.01 Default. The occurrence of any of the following events is a default (an "Event of Default") under this Agreement:

      (1) an event of default (as described in Section 9.1 of the Debentures) under a Debenture;

      (2) the Company fails to observe or perform or is in breach of any term, condition, obligation or covenant hereunder;

      (3) the holder of the Senior Debt gives the Company notice that an event has occurred which with the giving of notice and the passage of time thereafter without cure would constitute a default under the security agreement creating such Senior Debt and the Company does not cure the event complained of within the time period permitted for cure; and

      (4) the Company becomes insolvent, admits in writing its inability to pay its debts as they become due, commits or threatens to commit an act of bankruptcy, takes or is subject to any act with respect to winding-up or liquidation, or any proceedings in insolvency, bankruptcy, receivership, compromise or arrangement are taken against, by, or in respect of, the Company.

                                   ARTICLE 6
                                    REMEDIES

6.01 Acceleration. Upon the occurrence of an Event of Default, if instructed to do so by Holders' Action, the Secured Party shall declare any or all of the Obligations to become immediately due and payable. The Secured Party shall not institute any action or proceeding or exercise any other remedy under this Security Agreement except to the extent authorized by Holders' Action.

6.02 Enforcement. Upon the occurrence of an Event of Default, the Security Interest will become enforceable, and the Secured Party, in all cases in the manner authorized and directed by Holders' Action, shall have the power to exercise, at any time following such


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

      Event of Default, any or all of the rights, remedies, privileges and powers available to it under the Personal Property Security Act as amended from time to time, or under any other applicable legislation, or under this Security Agreement, including, without limitation, the following rights, remedies, privileges and powers:

      (1) commencing legal action to enforce payment or performance of the Obligations;

      (2) requiring the Company, at the Company's expense, to assemble the Collateral at a place or places designated by notice in writing given by the Secured Party to the Company, and the Company agrees to so assemble the Collateral;

      (3) requiring the Company, by notice in writing given by the Secured Party to the Company, to disclose to the Secured Party the location or locations of the Collateral and the Company agrees to make such disclosure when so required by the Secured Party;

      (4) without legal process, entering any premises where the Collateral may be situated and take possession of the Collateral by any method permitted by law;

      (5) repairing, processing, completing, modifying or otherwise dealing with the Collateral and preparing for the disposition of the Collateral, whether on the premises of the Company or otherwise and in connection with any such action utilizing any of the Company's property without charge;

      (6) disposing of the Collateral by private or public sale, lease or otherwise upon such terms and conditions as the Secured Party may determine and whether or not the Secured Party has taken possession of the Collateral;

      (7) carrying on all or any part of the business or businesses of the Company and, to the exclusion of all others including the Company, entering upon, occupying and, subject to any requirements of law and subject to any leases or agreements then in place, using all or any of the premises, buildings, plant, undertaking and other property of, or used by, the Company for such time and in such manner as the Secured Party sees fit, free of charge, and except to the extent required by law, the Secured Party shall not be liable to the Company for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages or other amount incurred in connection therewith or resulting therefrom;

      (8) filing such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or otherwise) relating to the Company;

      (9) borrowing money for the purpose of carrying on the business of the Company or for the maintenance, preservation or protection of the Collateral and mortgaging, charging, pledging or granting a security interest in the Collateral, whether or not in priority to the Security Interest hereby created and granted, to secure repayment of any money so borrowed;


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

      (10) where the Collateral has been disposed of by the Secured Party as provided in Section 6.02(6), commencing legal action against the Company for the deficiency, if any;

      (11) where the Secured Party has taken possession of the Collateral as herein provided, retaining the Collateral irrevocably, to the extent not prohibited by law, by giving notice thereof to the Company and to any other persons required by law in the manner provided by law provided that such retention reduces the amount of the Obligations by an amount equal to the fair market value, as reasonably determined by the Secured Party of the Collateral so retained;

      (12) appointing, by an instrument in writing delivered to the Company, a receiver, manager or a receiver and manager (a "Receiver") to collect the proceeds, and removing any Receiver so appointed and appoint another or others in its stead, or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

      (i) the Secured Party may appoint any person as Receiver, including an officer or employee of the Secured Party;

      (ii) such appointment may be made at any time after an Event of Default either before or after the Secured Party shall have taken possession of the Collateral;

      (iii) the Secured Party may from time to time fix the reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or proceeds; and

      (iv) the Receiver shall be deemed to be the agent of the Company for all purposes and, for greater certainty, the Secured Party shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver, and the Company hereby agrees to indemnify and save harmless the Secured Party from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Secured Party may hereafter suffer, incur or be required to pay as a result of, in whole or in part, any action taken by the Receiver or any failure of the Receiver to do any act or thing; and

      (13) paying or discharging any lien claimed by any person and reasonably established to the satisfaction of the Secured Party in the Collateral and the amount so paid shall be added to the Obligations and shall bear interest calculated from the date of payment at the Rate until payment thereof.

6.03 Secured Party and Receiver as Attorney. To enable the Secured Party and any Receiver to exercise the powers granted to them pursuant to this
      Article 6, the Company hereby under seal irrevocably appoints each of the Secured Party and any Receiver to be an attorney of the Company to carry out any sale or lease of the Collateral or any part thereof by conveying the same in the name and on behalf of the Company but under the seal of the Secured Party or the Receiver, as the case may be, and any deed, transfer or other document signed by the Secured Party or any Receiver under the seal of the


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

      Secured Party or any Receiver, as the case may be, pursuant hereto will have the same effect as if it had been executed under the common seal of the Company in the presence of the Company's duly authorized officers in that behalf, and for the purposes hereof the Company hereby under seal irrevocably appoints each of the Secured Party and any Receiver as authorized signatory of the Company. The power of attorney granted hereby is coupled with an interest.

6.04 Payment of Costs. The Company will be responsible for payment of all reasonable costs, charges and expenses of the Secured Party of and incidental to recovering or possessing the Collateral and of and incidental to any proceedings taken to enforce the remedies of this Security Agreement or otherwise in relation to the Security Interest and all such costs, charges and expenses will be payable by the Company to the Secured Party forthwith without demand, will constitute a charge upon and a security interest in the Collateral in favour of the Secured Party prior to the Security Interest and all mortgages, pledges, charges, security interests, and other liens and encumbrances created subsequent to this Security Agreement, and will be added to the indebtedness in respect of the Obligations as if such amount or amounts had originally formed part thereof.

6.05 Performance by Secured Party. If the Company fails to perform any of its obligations in this Security Agreement, the Secured Party shall have the power, but will not be obliged to, perform any or all of such obligations without prejudice to any other rights, remedies, privileges and powers of the Secured Party and all reasonable costs, charges, expenses, fees, outlays and premiums incurred by the Secured Party in connection with the performance of such obligations will be payable by the Company to the Secured Party forthwith without demand, will constitute a charge upon and a security interest in the Collateral in favour of the Secured Party prior to all charges and security interests created subsequent to this Security Agreement, and will be added to the indebtedness in respect of the Obligations as if such amount or amounts had originally formed part thereof.

6.06 Possession of Collateral. Where any Collateral is in the possession of the Secured Party:

      (1) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, grant or otherwise create a security interest in such Collateral upon any terms, whether or not such terms impair the Company's right to redeem such Collateral; and

      (2) the Secured Party may, at any time following the occurrence of an Event of Default which is continuing, use such Collateral in any manner and to such extent as it deems necessary or desirable.


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

6.07 Deficiency. If the amounts realized by the Secured Party from the disposition of the Collateral pursuant to Section 6.02 are not sufficient to pay in full the indebtedness of the Company to the Secured Party, the Company will remain liable for, and will immediately pay to the Secured Party, the amount of such deficiency.

                                   ARTICLE 7
                                  MISCELLANEOUS

7.01 Modifications. From time to time the Company and, if instructed to do so by Holders' Action, the Secured Party may, subject to the provisions of this Security Agreement, execute and deliver deeds or documents modifying this Security Agreement, which thereafter will form part hereof.

7.02 Waivers of Default. If instructed to do so by Holders' Action, the Secured Party may waive any default by the Company in the observance or performance of any of the terms hereof and of any other agreement, instrument or document of which the Secured Party has the benefit, and may waive its rights arising from the occurrence of any Default; provided that each such waiver will be effective against the Secured Party only if given by the Secured Party in writing; and no such waiver and no act or omission of the Secured Party will extend to or be taken in any manner whatsoever to affect any subsequent default or occurrence or the rights arising therefrom or to effect a waiver thereof.

7.03 Further Assurances. The Company covenants and agrees with the Secured Party that the Company will, forthwith at any time and from time to time at the request of the Secured Party, execute and deliver to the Secured Party all deeds and documents and do all acts and things which the Secured Party may reasonably require for the purpose of granting a mortgage, pledge and charge against and security interest in and assuring, confirming, mortgaging, pledging and charging to the Secured Party the Collateral and carrying into effect the purposes of this Security Agreement.

7.04 Successors and Assigns. This Security Agreement will be binding upon the Company and its successors and assigns and will enure to the benefit of the Secured Party, the Debentureholders and their respective successors and assigns.

7.05 Severability. If any provision of this Security Agreement or any part hereof is found or determined to be invalid, illegal or unenforceable it will be severed from this Security Agreement and the remainder of this Security Agreement will be construed as if such invalid, illegal or unenforceable provision or part had been deleted herefrom.

7.06  Time of the Essence. Time is of the essence of this Security Agreement.

7.07 Applicable Law. This Security Agreement and the rights and obligations hereunder will be governed by and be construed according to the laws of the Province of British Columbia.


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

7.08 Jurisdiction. The Company irrevocably agrees that any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the Province of British Columbia or in such other court or courts as the Secured Party in its uncontrolled discretion may elect and, by execution and delivery of this Security Agreement, the Company irrevocably submits to each such jurisdiction.

7.9 No Merger or Novation. Neither the taking of any judgment under a covenant herein contained or otherwise nor the exercise of any power of appointment, seizure, sale or otherwise pursuant hereto or otherwise will operate to extinguish the obligation of the Company to pay any indebtedness of the Company to the Debentureholders and the Secured Party or any of them or will operate so as to create any merger or discharge of any of the Obligations, or any assignment, bill of exchange, contract, guarantee, lien, promissory note or security of any form held or which may hereafter be held by the Debentureholders and the Secured Party or any of them from the Company or from any other person whomsoever, and the acceptance of any payment or alternate security will not constitute or create a novation. All representations and warranties delivered by or on behalf of the Company in connection with this Security Agreement or any of the Obligations will survive the delivery of this Security Agreement.

7.10 Approvals and Consents. Any approval, consent or permission to be given by the Secured Party hereunder will only be effective if given in writing and any amendment to, or modification of, this Security Agreement will only be effective if agreed to in writing by both the Company and the Secured Party.

7.11 Notices. Any notice or other communication herein required or permitted to be given will be given in the manner indicated in the Collateral Agent Agreement.

7.12 Notice of Debenture. This Security Agreement has been executed and delivered pursuant to the provisions of the Debentures, and notice of the terms and conditions of each of the Debentures, including the covenants of the Company therein, is hereby acknowledged by the Company.

7.13 Counterparts. This Security Agreement may be executed in counterparts and by each party hereto in separate documents, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7.14  Definitions. In this Security Agreement:

      (1) "person" means any association, corporation, individual, joint-stock company, joint venture, partnership, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof;

      (2) "indebtedness", in respect of any person, includes any and all advances, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of such person heretofore, now or hereafter assumed, created, incurred or made, whether voluntary or involuntary and however arising, whether


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            due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, whether such person may be liable individually or jointly with others and whether recovery upon such advances, future advances, debts, duties, endorsements, guarantees, liabilities, responsibilities and undertakings may be or hereafter becomes barred by reason of any statute of limitations or law of prescription or may be or hereafter becomes otherwise irrecoverable or unenforceable, and irrespective of the genuineness, validity or regularity thereof or of any security therefor or of the existence or extent of such security;

      (3) "Collateral Agent Agreement" means the collateral agent agreement between the Debentureholders and Esarbee Investments Limited dated as of April 6, 2005;

      (4)   "Debentures" have the meaning given in Section 2.01;

      (5)   "Debentureholders" means the holders of the Debentures; and

      (6) "Holders' Action" has the meaning given in the Collateral Agent Agreement.

                                   ARTICLE 8
                           ACKNOWLEDGEMENT AND WAIVER

8.01 Acknowledgement and Waiver. The Company hereby acknowledges receipt of a copy of this Security Agreement and waives the right to receive a copy of any financing statement, financing change statement or verification statement registered in respect of or related to this Security Agreement.

IN WITNESS WHEREOF the Company has executed this General Security Agreement.

CRYOPAK INDUSTRIES INC.


By:      /s/ Martin Carsky
         -------------------------------
         Martin Carsky
         President and Chief Executive Officer

ESARBEE INVESTMENTS LIMITED


By:      /s/ Oded Tal
         -------------------------------


         /s/ Zeno Santache
         -------------------------------


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